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                                                             Exhibit 99(d)(7)
                                                             ----------------


                             LETTER OF TRANSMITTAL

To accompany certificates of Common Stock, par value $0.01 per share of

                        SEAMAN FURNITURE COMPANY, INC.

DESCRIPTION OF SHARES SURRENDERED                    Please fill in.
                                               Attach separate list if needed
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Name(s) and Address(es) of Registered    Certificate Number(s) Number of Shares
Holder(s)
If there is any error in the name or
address shown below, please make the
necessary corrections
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                                         --------------------  -----------------
                                         --------------------  -----------------
                                         --------------------  -----------------
                                         --------------------  -----------------
                                         --------------------  -----------------
                                         --------------------  -----------------

                                            TOTAL SHARES
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Ladies and Gentlemen:

        The undersigned represents that I (we) have full authority to surrender without restriction and do hereby irrevocably surrender the certificate(s) listed above (the "Certificates") for shares of Common Stock, par value $.01 per share (each, a "Share", and together, the "Shares") of Seaman Furniture Company, Inc. (the "Company") to be exchanged for $25.05 per Share pursuant to the Agreement and Plan of Merger between the Company and SFC Merger Company dated as of August 13, 1997, as amended on September 4, 1997 (the "Merger Agreement"). The terms of the merger (the "Merger") provided for in the Merger Agreement, which became effective December 23, 1997, are described in the Proxy Statement dated November 21, 1997 previously mailed to stockholders of the Company, receipt of which is hereby acknowledged. Any payment to which the undersigned may be entitled in connection with the Merger shall be made to the registered holder of the surrendered Certificates, unless the payment is to be issued pursuant to the Special Issuance Instructions below in a name other than the registered holder, in which case any such payment shall be made to the transferee of the surrendered Certificates.

        Mail or deliver this Letter of Transmittal, or a facsimile, together with the Certificates representing your Shares, to ChaseMellon Shareholder Services, L.L.C. (the "Disbursing Agent"):

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

BY MAIL:                    BY HAND:                  BY OVERNIGHT DELIVERY:
Post Office Box 3300        120 Broadway, 13th Floor  85 Challenger Road Mail
South Hackensack, NJ 07606  New York, NY 10271        Drop-Reorg
Attn: Reorganization        Attn: Reorganization      Ridgefield Park, NJ 07660
       Department                  Department         Attn: Reorganization
                                                             Department


                     TELEPHONE ASSISTANCE: 1-800-777-3674

Method of delivery of the Certificates is at the option and risk of the owner thereof. See Instruction 1.
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[ ]  (Check here, if) I have lost my Certificates for______________Shares of the
     Company's Common Stock and require assistance with respect to obtaining payment. See Instruction 5.

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SPECIAL ISSUANCE / PAYMENT INSTRUCTIONS       SPECIAL DELIVERY INSTRUCTIONS
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Complete ONLY if the check is to be issued    Complete ONLY if the check is to
in a name which differs from the name         be mailed to some address other
on the surrendered Certificates. Issue to:    than the address reflected above.
                                              Mail to:

Name____________________________              Name_____________________________
           (Please Print)                                (Please Print)

Address_________________________              Address__________________________

________________________________              _________________________________
         (Include Zip Code)                            (Include Zip Code)

________________________________              _________________________________

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(Please also complete Substitute
Form W-9 on reverse side AND see instructions
regarding signature guarantee. See Instructions 3, 4 and 6.
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YOU MUST SIGN IN THE BOX BELOW     ALSO:      Sign and provide your tax ID
                                              number on back of this form.
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SIGNATURE(S) REQUIRED                         SIGNATURE(S) GUARANTEED (IF
Signature(s) of Registered                    REQUIRED)
Holders(s) or Agent                           See Instruction 3.
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
Must be signed by the registered              Unless the Shares are tendered by
holder(s) EXACTLY as name(s)                  the registered holder(s) of the
appear(s) on stock Certificates.              Common Stock, or for the account of
If signature is by a trustee, executor,       a member of a "Signature Guarantee
administrator, guardian, attorney-in-fact,    Program" ("STAMP"), Stock Exchange
officer for a corporation acting              Medallion Program ("SEMP") or New York
in a fiduciary or representative capacity,    Stock Exchange Medallion Signature
or other person, please set forth full        Program ("MSP") (an "Eligible Institution"),
title.                                        the above signature(s) must be guaranteed
See instructions 2, 3 or 4.                   by an Eligible Institution. See Instruction 3.

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------------------------------------
     Registered Holder

------------------------------------         -----------------------------------
     Registered Holder                             Authorized Signature

------------------------------------         -----------------------------------
       Title, if any                                  Name of Firm

------------------------------------         -----------------------------------
Date                      Phone No.           Address of Firm - Please Print

------------------------------------         -----------------------------------

                  INSTRUCTIONS FOR SURRENDERING CERTIFICATES
                (Please read carefully the instructions below)

     1. Method of Delivery: Your Certificates and this Letter of Transmittal must be sent or delivered to the Disbursing Agent. Do not send them to the Company. The method of delivery of the Certificates to be surrendered to the Disbursing Agent at one of the addresses set forth on the front of the Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If the Certificates are sent by mail, registered mail with return receipt requested and properly issued, is suggested. A return envelope is enclosed.

     2. Check Issued in the Same Name: If the check is issued in the same name as the surrendered Certificates are registered, the Letter of Transmittal should be completed and signed exactly as the surrendered Certificates are registered. Do not sign the Certificates. Signature guarantees are not required if the Certificates surrendered herewith are submitted by the registered owner of such Shares who has not completed the section entitled "Special Issuance Instructions" or are for the account of an Eligible Institution. If any Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporation, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

     3. Check issued in Different Name: If the section entitled "Special Issuance Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program (each an "Eligible Institution"). If the surrendered Certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered Certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such Certificates or stock power(s), with the signatures on the Certificates or stock power(s) guaranteed by an Eligible Institution as provided herein.

     4. Special Issuance and Delivery Instructions: Indicate the name and address in which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employer identification number of the record owners of the Shares. If Special Issuance instructions have been completed, the stockholder named therein will be considered the record owner for this purpose.

     5.  Letter of Transmittal Required: Surrender of Certificates, Lost
Certificates: You will not receive your check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Disbursing Agent, together with the Certificates evidencing your Shares and any required accompanying evidences of authority. If any of your Certificates have been lost, stolen, misplaced or destroyed, please complete (including the notification of your Certificates' loss), date, sign and deliver this Letter of Transmittal form to the Disbursing Agent along with those Certificates in your possession. You will then receive further instructions.

     6. Substitute Form W-9: Under the Federal Income Tax Law, a non-exempt stockholder is required to provide the Disbursing Agent with such stockholder's correct Taxpayer Identification Number ("TIN") on the substitute Form W-9 below. If the Certificates are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 31% federal income tax withholding on the payment of any cash. The surrendering stockholder must check the box in Part III of the Substitute Form W-9 if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Disbursing Agent is not provided with a TIN before payment is made, the Disbursing Agent will withhold 31% on all payments to such surrendering stockholders of any cash consideration due for their former Shares. Please review the enclosed Guidelines for Certification of Taxpayers Identification number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Disbursing Agent.

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                                      PAYER'S NAME: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
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
SUBSTITUTE                          PART I-PLEASE PROVIDE YOUR TIN IN THE         Social Security Number OR Employer
Form W-9                            SPACE AT THE RIGHT AND CERTIFY BY SIGNING     Identification Number.
Department of the Treasury          AND DATING BELOW.
Internal Revenue Service                                                          ....................................
Payer's Request for Taxpayer        ----------------------------------------------------------------------------------
Identification Number (TIN)         PART II-For Payees exempt from backup withholding,                PART III-
                                    see the enclosed Guidelines for Certification of Taxpayer         Awaiting TIN: [ ]
                                    Identification Number on Substitute Form W-9 and
                                    complete as instructed therein.

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Certification-Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions-You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

                               PLEASE SIGN BELOW


Signature:........................................  Date........................